EXHIBIT 23

INDEPENDENT ACCOUNTANTS' REPORT

To The Board of Directors and Shareholders' of
General Nutrition Companies, Inc.
Pittsburgh, Pennsylvania

We have reviewed the accompanying consolidated balance sheet of General Nutrition Companies, Inc. and subsidiaries as of July 19, 1997 and the related consolidated statements of operations and cash flows for the twelve and twenty-four weeks ended July 19, 1997 and July 20, 1996. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim
financial   information   consists  principally  of  applying  analytical
procedures  to  financial  data  and  of   making  inquiries  of  persons
responsible for financial and accounting matters. It is substantially less
in  scope  than   an   audit conducted   in   accordance  with  generally
accepted  auditing  standards,  the  objective of which is the expression
of an opinion regarding   the   financial  statements  taken  as a whole.
Accordingly, we do not express such an opinion.

Based   on   our   review,  we   are   not   aware   of   any    material
modifications that should be made to such consolidated financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of General Nutrition Companies,
Inc. and  subsidiaries   as   of   February   1,  1997,  and  the  related
consolidated statements of operations, stockholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated March 31, 1997, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of February 1, 1997 is fairly
stated,  in  all  material  respects, in   relation  to  the  consolidated
balance sheet from which it has been derived.


Deloitte & Touche LLP
Pittsburgh, Pennsylvania
August 4, 1997